EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

LEGACY BANCORP, INC.

PITTSFIELD, MASSACHUSETTS

$.01 par value common stock — fully paid and non-assessable

CUSIP NO. 52463G 10 5

This certifies that                                          is the owner of                      shares of the common stock of LEGACY BANCORP, INC.

(the “Corporation”), a Delaware corporation.

The shares evidenced by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, in person or by his or her duly authorized attorney or legal representative, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation’s transfer agent and registrar. This security is not a deposit or account and is not federally insured or guaranteed.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused it seal to be affixed hereto.

Dated:

Secretary	(SEAL)	President

The shares evidenced by this Certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner or any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of Common Stock (the “Limit”) be entitled or permitted to any vote in respect of shares held in excess of the Limit.

The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Corporation will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

The shares represented by this Certificate may not be cumulatively voted on any matter. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, to approve certain business combinations and other transactions and to amend certain provisions of the Certificate of Incorporation.

The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	— as tenants in common	UNIF GIFT MIN ACT —	_________	Custodian	__________
			(Cust)		(Minor)
TEN ENT	— as tenants by the entireties
Under Uniform Transfer to Minors Act
JT TEN	— as joint tenants with right of survivorship and not as tenants in common	(State)

Additional abbreviations may also be used though not in the above list

For value received,                                  hereby sell, assign and transfer unto

Please Insert Social Security Number or Other Identifying Number

(please print or typewrite name and address including postal zip code of assignee)

                                                                                                                                                        Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                   Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated:

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS AGREEMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.